UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SYLIOS CORP

(Exact name of registrant as specified in its charter)

Florida	26-2317506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 1st Ave N., Suite 901

St. Petersburg, FL 33701

(Address of principal executive offices, including Zip Code)

(727) 482-1505

(Issuer’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
n/a	n/a

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X].

Securities Act registration statement file number to which this form relates: 333-154799

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Sylios Corp, a Florida corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation, Bylaws of the Registrant and Amendment to the Articles of Incorporation which are set forth as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities” in the Registrant’s registration statement on Form S-1 (File No. 333-230824), initially filed with the U.S. Securities and Exchange Commission on April 11, 2019 and declared effective on July 9, 2019.

Item 2. Exhibits.

Exhibit
No.	Description

2.1	Articles of Incorporation of the Registrant *

2.2	By-laws of the Registrant *

2.3	Amendment to Articles of Incorporation of Sylios Corp dated April 20, 2018 *

* Previously filed and incorporated by reference from Registrant’s Registration Statement on Form S-1 filed April 11, 2019, File No. 333-230824.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sylios Corp

Date: September 5, 2019	By:	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson
Chief Executive Officer